Exhibit 99.1

RAPT Therapeutics Announces Private Placement Financing of $50 Million

SOUTH SAN FRANCISCO, Calif. – May 25, 2022 – RAPT Therapeutics, Inc. (Nasdaq: RAPT), a clinical-stage, immunology-based biopharmaceutical company focused on discovering, developing and commercializing oral small molecule therapies for patients with significant unmet needs in inflammatory diseases and oncology, today announced a $50 million private investment in public equity (PIPE) financing from the sale of pre-funded warrants to purchase up to 4 million shares of its common stock at a price per pre-funded warrant of $12.4999 to Redmile Group, based on the closing price per share of RAPT common stock on May 24, 2022. Gross proceeds from the PIPE financing total approximately $50 million, before deducting offering expenses. The closing of the PIPE financing is subject to customary closing conditions and is expected to close on May 27, 2022.

The shares of common stock underlying the pre-funded warrants have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements. RAPT has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock underlying the pre-funded warrants.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About RAPT Therapeutics, Inc.

RAPT Therapeutics is a clinical stage immunology-based biopharmaceutical company focused on discovering, developing and commercializing oral small molecule therapies for patients with significant unmet needs in inflammatory diseases and oncology. Utilizing its proprietary discovery and development engine, the company is developing highly selective small molecules designed to modulate the critical immune drivers underlying these diseases. RAPT has discovered and advanced two unique drug candidates, RPT193 and FLX475, each targeting C-C motif chemokine receptor 4 (CCR4), for the treatment of inflammation and cancer, respectively. The company is also pursuing a range of targets that are in the discovery stage of development.

Forward-Looking Statements This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “could,” “expect,” “look forward,” “target,” “will,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future performances or achievements expressed or implied by the forward-looking statements. Each of these statements is based only on current information, assumptions and expectations that are inherently subject to change and involve a number of risks and uncertainties. Forward-looking statements include, but are not limited to, statements related to the anticipated proceeds to be received in the proposed PIPE financing, expected timing of closing of the proposed PIPE financing and the size and completion of the proposed PIPE financing. Detailed information regarding risk factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in RAPT’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 11, 2022, and subsequent filings made by RAPT with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. RAPT disclaims any obligation to update these forward-looking statements except as required by law.

Investor Contact:

Sylvia Wheeler

swheeler@wheelhouselsa.com

Media Contact:

Aljanae Reynolds

areynolds@wheelhouselsa.com